EXHIBIT 22





                              COLUMBUS ENERGY CORP.
                                  SUBSIDIARIES

                                November 30, 1998



            Name                                          Ownership
            ----                                          ---------
     Columbus Gas Services, Inc.                             100%

     Columbus Texas, Inc.                                    100%

     Columbus Energy, L.P. (as general partner)                1%